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                                                                Exhibit (a)(12)

                                  AMENDMENT TO

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                   OFFER TO EXCHANGE OPTIONS GRANTED UNDER THE

                ACI HOLDING, INC. 1994 STOCK OPTION PLAN AND THE

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                1996 STOCK OPTION PLAN AND 1999 STOCK OPTION PLAN

                                 FOR NEW OPTIONS

                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE

            AT 11:59 P.M., OMAHA, NEBRASKA TIME, ON AUGUST 28, 2001,

          UNLESS TRANSACTION SYSTEMS ARCHITECTS, INC. EXTENDS THE OFFER

Dear Option Holder:

         As you are aware, Transaction Systems Architects, Inc. commenced its stock option exchange program on August 1, 2001. Today, important supplemental information concerning the Offer to Exchange, dated August 1, 2001 is being distributed to you. Please review this supplemental information. In addition, if you have not already done so, please review the Offer to Exchange.

         If you decide to tender options pursuant to the Offer to Exchange, you must properly complete, sign, and submit the related Acceptance Letter for receipt by us NO LATER THAN 11:59 P.M., Omaha, Nebraska time, TUESDAY, AUGUST 28, 2001, by external mail. DELIVERY BY FACSIMILE, E-MAIL, OR ANY FORM OF INTEROFFICE MAIL WILL NOT BE ACCEPTED.

         Offers to eligible employees in Canada to participate in the stock option exchange program were accompanied by the principle Offer to Exchange document and supplementary document entitled "Addendum for Employees in Canada". If you are eligible to participate in the stock option exchange program and wish to participate, you will need to complete the Acceptance Letter attached to the Offer to Exchange.


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         You should direct any questions about the offer or requests for assistance or additional copies of the Offer to Exchange or the Acceptance Letter to:

                                    Eric Nipp
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                          Telephone No.: (402) 778-1911
                         E-mail Address: nippe@tsain.com

         To tender your options for exchange, properly complete and sign the Acceptance Letter in accordance with instructions, and send the Acceptance Letter and any other required documents to us by external mail to:

                                  Mary Ramsdell
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68154

         We recommend that you use a courier service or registered mail with return receipt requested. Delivery by facsimile, e-mail, or any form of interoffice mail with NOT be accepted.

                                      Transaction Systems Architects, Inc.

                                      August 13, 2001